Exhibit 99.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-86870 and 333-73320) and the Registration Statements on Form S-8 (No. 333-34130, No. 333-37638, No. 333-71336, No. 333-107896 and No. 333-107895) of ON Semiconductor Corporation of the following reports, all of which appear in ON Semiconductor Corporation’s Current Report on Form 8-K to be filed on or about January 2, 2004:

•	Our report dated February 5, 2003, except for Note 8 for which the date is March 3, 2003 and Note 18 for which the date is September 2, 2003, relating to the consolidated financial statements of Semiconductor Components Industries, LLC (a wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 5, 2003, except for the fourth paragraph of Note 13 for which the date is March 3, 2003 and Note 2 for which the date is December 15, 2003, relating to the consolidated financial statements of ON Semiconductor Trading, Ltd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 5, 2003, except for the third paragraph of Note 10 for which the date is March 3, 2003, relating to the consolidated financial statements of SCG Malaysia Holdings Sdn. Bhd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation); and,

•	Our report dated February 5, 2003, except for the fourth paragraph of Note 10 for which the date is March 3, 2003, relating to the financial statements of SCG Philippines, Incorporated (an indirect wholly-owned subsidiary of ON Semiconductor Corporation).

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona

December 31, 2003